H. F. Lenfest
300 Barr Harbor Drive, Suite 460
Conshohocken, PA 19428
May 20, 2008
William F. Mitchell
Chief Executive Officer
Environmental Tectonics Corporation
County Line Industrial Park
Southampton, PA 18966
          Re: Commitment to Support Environmental Tectonics Corporation
Dear Bill:
     By way of this letter I hereby commit to fund all requests by ETC for funds to support its operations through June 30, 2009, on terms and conditions to be mutually agreed upon by me and ETC, provided that ETC shall not request more than $10 million in the aggregate.
     All agreements will be subject to any required approvals including the approval of ETC’s shareholders and in accordance with the rules and regulations of the American Stock Exchange, if required. ETC’s objective will be to either replace or supplant any financing I provide with third party commitments on a best efforts basis. However, in any case, I commit to provide ETC with continuous access to funds, in some form, through June 30, 2009.

Very truly yours,
H. F. Lenfest